UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

NEXTNAV INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40985	87-0854654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive, Ste. 200
Reston, Virginia 20190		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 775-0982

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of H. Wyman Howard III and Lorin Selby as Directors

On April 11, 2025, the Board of Directors (the “Board”) of NextNav Inc. (the “Company”) increased the size of the Board from seven (7) directors to nine (9) directors and appointed each of Rear Admiral (Ret.) H. Wyman Howard III and Rear Admiral (Ret.) Lorin Selby, as a director to fill the resulting vacancies, effective May 1, 2025. Each of their respective terms will expire at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and will continue until his successor has been elected and qualified, subject, however, to earlier death, resignation, retirement, disqualification, or removal. Both directors will stand for reelection at the Annual Meeting.

The Company will enter into an indemnity agreement with each of Admiral Howard and Admiral Selby in connection with his appointment to the Board. The indemnity agreement will be substantially the same form as the indemnity agreement for the other directors of the Company, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 28, 2021.

No arrangement or understanding exists between Admiral Howard or Admiral Selby and any other person pursuant to which either of them was appointed as a director. There are no transactions in which either of them has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTNAV INC.

Date:	April 16, 2025	By:	/s/ James Black
Name: James Black Title: General Counsel and Secretary